EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Jeff Edwards Charles Schwab Phone: 415-667-1524

SCHWAB REPORTS STRONGEST QUARTERLY PERFORMANCE IN COMPANY HISTORY
$115 Billion in Core Net New Assets Represents a 7% Annualized Growth Rate
Revenues Rise 20% Year-Over-Year to $5.5 Billion; Net Income Reaches $2.0 Billion, up 32%
Record GAAP Earnings Per Share of $.99, $1.10 Adjusted (1) as Company Delivers Growth Plus Capital Return

    WESTLAKE, Texas, October 17, 2022 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2022 was a record $2.0 billion compared with $1.8 billion for the second quarter of 2022, and
$1.5 billion for the third quarter of 2021. Net income for the nine months ended September 30, 2022 was $5.2 billion, compared with $4.3 billion for the year-earlier period.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Financial Highlights (1)	2022	2021	Change	2022	2021	Change

Net revenues (in millions)	$5,500	$4,570	20%	$15,265	$13,812	11%
Net income (in millions)
GAAP	$2,020	$1,526	32%	$5,215	$4,275	22%
Adjusted (1)	$2,211	$1,722	28%	$5,783	$4,895	18%
Diluted earnings per common share (2)
GAAP	$.99	$.74	34%	$2.53	$2.06	23%
Adjusted (1)	$1.10	$.84	31%	$2.83	$2.39	18%
Pre-tax profit margin
GAAP	48.7%	44.0%		44.5%	41.2%
Adjusted (1)	53.3%	49.6%		49.4%	47.2%
Return on average common
stockholders’ equity (annualized)	25%	12%		18%	11%
Return on tangible
common equity (annualized) (1)	74%	23%		42%	21%

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.
(2) All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

Co-Chairman and CEO Walt Bettinger said, “Schwab’s performance during the third quarter reflected the continued success of our “Through Clients’ Eyes” strategy and our contemporary full-service approach to helping clients achieve their financial goals. As we assisted investors with navigating persistent macroeconomic headwinds, we continued to drive robust business growth. Bolstered by record third quarter retail inflows, core net new assets equaled $115 billion for the period – a 7% annualized growth rate. Total client assets were $6.6 trillion at quarter-end, down 13% from a year ago, as robust asset gathering was more than offset by the $1.4 trillion impact of lower market valuations on client portfolios over the past 12 months. At the same time, our success in attracting and retaining clients supported a 4% year-over-year rise in active brokerage accounts – we ended the quarter at approximately 34 million.”

“Our modern wealth management approach provides a wide array of investing and financial capabilities to support investors through a range of market conditions – particularly in difficult times like these,” Mr. Bettinger continued. “Equity markets remained under pressure throughout the quarter – including the largest percentage drop for a September since 2008 – with the S&P 500® extending its year-to-date losses to 25%. The Federal Reserve assumed an increasingly hawkish stance, tightening monetary policy at the fastest rate in four decades, as it wrestled with elevated inflation and lingering effects from the global pandemic. Additionally, the continued war in Ukraine, along with increasing challenges across other major global economies weighed on overall market sentiment. That being said, clients remained engaged – with daily average trading volume of 5.5 million essentially flat versus the third quarter of last year, including net buying activity across both equities and fixed income securities.”

“Given our four decades of experience assisting individual investors and the advisors who serve them, we know prolonged environmental challenges can impact clients’ financial confidence, reinforcing the importance of continued investment across our three strategic initiatives: scale and efficiency, client segmentation, and win-win monetization,” Mr. Bettinger added. “Schwab’s extensive suite of advisory solutions, along with the recently introduced personalized investing capabilities, are designed to help clients achieve their evolving goals throughout their financial lives. This suite includes Wasmer SchroederTM Strategies, which offers investors a range of tax-exempt and taxable fixed income solutions. This team’s expertise, along with an attractive value proposition, increasing client demand for income solutions, and rising interest rates has helped these strategies attract over $5 billion in net flows over the last two years, including $1 billion during the third quarter of 2022 alone. Another example of win-win monetization is the recent steps we have taken to bolster our fund offering for RIAs by expanding our institutional no transaction fee (INTF) mutual fund platform to include over 800 additional highly rated equity and bond funds across 15 leading third-party asset managers.”

Mr. Bettinger concluded, “Through consistent strategic focus and disciplined execution, we believe we can drive sustained business momentum while continuing to deliver a high-quality wealth experience for clients and to build long-term value for stockholders.”

CFO Peter Crawford noted, “Schwab’s diversified financial model and a significant benefit from higher rates helped us convert ongoing success with clients into record total revenues of $5.5 billion, up 20% on a year-over-year basis. Net interest revenue increased by 44% to $2.9 billion, as rising rates helped our net interest margin to expand sequentially by 35 basis points to 1.97%. This movement more than offset the 6% contraction in interest-earning assets driven by clients’ cash sorting behavior and their continued market engagement. Asset management and administration fees decreased 5% to $1.0 billion as the challenging equity markets weighed on client asset balances. Trading revenue also declined slightly to $930 million primarily due to a mix shift within client trading activity.”

Mr. Crawford continued, “Driven largely by ongoing investments in our people and technology, GAAP expenses for the quarter increased 10% year-over-year to $2.8 billion. This amount includes $101 million in acquisition and integration-related costs and $152 million in amortization of acquired intangibles. Exclusive of these items, adjusted total expenses (1) were up 12% versus the third quarter of 2021 – consistent with our planned spending in 2022. Our pre-tax profit margin expanded to 48.7%, or 53.3% on an adjusted basis (1) – both all-time highs.”

“Diligent balance sheet management keeps us positioned to navigate a rapidly evolving environment while concurrently enhancing our financial performance and returning excess capital to our owners,” added Mr. Crawford. “In late July, the board of directors approved a 10% increase in our common dividend and a $15 billion stock repurchase authorization. During the third quarter, we repurchased 21.9 million shares for $1.5 billion. We’ve also announced the redemption of the $400 million Series A Preferred stock effective November 1. Inclusive of these actions, the company’s preliminary Tier 1 Leverage Ratio at quarter-end was 6.8%, above our recently updated operating objective of 6.50% – 6.75%. This quarter’s record overall results further demonstrate the durability of our all-weather model and its ability to deliver both profitable growth and meaningful return of excess capital through the cycle.”

(1) Further details on non-GAAP financial measures and a reconciliation of such measures to GAAP reported results are included on pages 10-11 of this release.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: https://www.aboutschwab.com/cfo-commentary. The most recent commentary, which provides perspective on the recent repurchase of nonvoting common stock, was posted on August 1, 2022.

Fall Business Update
The company has scheduled a Fall Business Update for institutional investors on Thursday, October 27, 2022. The Update, which will be held via webcast, is scheduled to run from approximately 10:00 a.m. - 11:00 a.m. PT, 1:00 p.m. -
2:00 p.m. ET. Registration for this Update is accessible at https://www.aboutschwab.com/schwabevents.

Forward-Looking Statements
This press release contains forward-looking statements relating to success with clients; strategic initiatives; investments to attract and retain talent, improve service and the client experience, expand products, services and offerings to meet client needs, diversify revenues, and drive scale and efficiency; business momentum; stockholder value; balance sheet management; financial performance; returning excess capital to stockholders; Tier 1 Leverage Ratio operating objective; and all-weather model. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and independent investment advisors and grow those relationships and client assets; develop and launch new and enhanced products, services, and capabilities, as well as enhance its infrastructure and capacity, in a timely and successful manner; hire and retain talent; support client activity levels; successfully implement integration strategies and plans; manage expenses; and monetize client assets. Other important factors include client use of the company’s advisory solutions and other products and services; general market conditions, including equity valuations and the level of interest rates; the level and mix of client trading activity; market volatility; margin loan balances; securities lending; competitive pressures on pricing; client cash sorting; client sensitivity to rates; level of client assets, including cash balances; capital and liquidity needs and management; balance sheet positioning relative to changes in interest rates; interest earning asset mix and growth; the migration of bank deposit account balances; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with 33.9 million active brokerage accounts, 2.3 million corporate retirement plan participants, 1.7 million banking accounts, and $6.64 trillion in client assets. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiaries, Charles Schwab & Co., Inc., TD Ameritrade, Inc., and TD Ameritrade Clearing, Inc., (members SIPC, https://www.sipc.org), and their affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent, fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its primary banking subsidiary, Charles Schwab Bank, SSB (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at https://www.aboutschwab.com.

TD Ameritrade, Inc. and TD Ameritrade Clearing, Inc. are separate but affiliated companies and subsidiaries of TD Ameritrade Holding Corporation. TD Ameritrade Holding Corporation is a wholly owned subsidiary of The Charles Schwab Corporation. TD Ameritrade is a trademark jointly owned by TD Ameritrade IP Company, Inc. and The Toronto-Dominion Bank.

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Revenues
Interest revenue	$3,357	$2,153	$8,386	$6,236
Interest expense	(431)	(123)	(733)	(348)
Net interest revenue	2,926	2,030	7,653	5,888
Asset management and administration fees (1)	1,047	1,101	3,167	3,164
Trading revenue	930	964	2,778	3,135
Bank deposit account fees	413	323	1,059	1,011
Other	184	152	608	614
Total net revenues	5,500	4,570	15,265	13,812
Expenses Excluding Interest
Compensation and benefits	1,476	1,303	4,448	4,051
Professional services	264	250	766	723
Occupancy and equipment	292	246	855	722
Advertising and market development	89	119	296	363
Communications	131	144	444	457
Depreciation and amortization	167	140	476	404
Amortization of acquired intangible assets	152	153	460	461
Regulatory fees and assessments	65	64	200	208
Other	187	140	530	733
Total expenses excluding interest	2,823	2,559	8,475	8,122
Income before taxes on income	2,677	2,011	6,790	5,690
Taxes on income	657	485	1,575	1,415
Net Income	2,020	1,526	5,215	4,275
Preferred stock dividends and other	136	120	401	364
Net Income Available to Common Stockholders	$1,884	$1,406	$4,814	$3,911
Weighted-Average Common Shares Outstanding:
Basic	1,887	1,888	1,892	1,885
Diluted	1,895	1,898	1,901	1,895
Earnings Per Common Shares Outstanding (2):
Basic	$1.00	$.74	$2.54	$2.07
Diluted	$.99	$.74	$2.53	$2.06

(1) No fee waivers were recognized for the three months ended September 30, 2022. Includes fee waivers of $57 million for the nine months ended September 30, 2022, and $83 million and $246 million for the three and nine months ended September 30, 2021, respectively.
(2) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)
	Q3-22 % change		2022			2021
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-21	Q2-22	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	44%	15%	$2,926	$2,544	$2,183	$2,142	$2,030
Asset management and administration fees	(5)%	—	1,047	1,052	1,068	1,110	1,101
Trading revenue	(4)%	5%	930	885	963	1,017	964
Bank deposit account fees	28%	17%	413	352	294	304	323
Other	21%	(29)%	184	260	164	135	152
Total net revenues	20%	8%	5,500	5,093	4,672	4,708	4,570
Expenses Excluding Interest
Compensation and benefits	13%	4%	1,476	1,426	1,546	1,399	1,303
Professional services	6%	2%	264	258	244	271	250
Occupancy and equipment	19%	(1)%	292	294	269	254	246
Advertising and market development	(25)%	(15)%	89	105	102	122	119
Communications	(9)%	(22)%	131	169	144	130	144
Depreciation and amortization	19%	5%	167	159	150	145	140
Amortization of acquired intangibles assets	(1)%	(1)%	152	154	154	154	153
Regulatory fees and assessments	2%	(3)%	65	67	68	67	64
Other	34%	—	187	187	156	143	140
Total expenses excluding interest	10%	—	2,823	2,819	2,833	2,685	2,559
Income before taxes on income	33%	18%	2,677	2,274	1,839	2,023	2,011
Taxes on income	35%	37%	657	481	437	443	485
Net Income	32%	13%	$2,020	$1,793	$1,402	$1,580	$1,526
Preferred stock dividends and other	13%	(4)%	136	141	124	131	120
Net Income Available to Common Stockholders	34%	14%	$1,884	$1,652	$1,278	$1,449	$1,406
Earnings per common share (1):
Basic	35%	15%	$1.00	$.87	$.67	$.77	$.74
Diluted	34%	14%	$.99	$.87	$.67	$.76	$.74
Dividends declared per common share	22%	10%	$.22	$.20	$.20	$.18	$.18
Weighted-average common shares outstanding:
Basic	—	—	1,887	1,896	1,894	1,892	1,888
Diluted	—	—	1,895	1,904	1,905	1,902	1,898
Performance Measures
Pre-tax profit margin			48.7%	44.6%	39.4%	43.0%	44.0%
Return on average common stockholders’ equity (annualized) (2)			25%	19%	12%	12%	12%
Financial Condition (at quarter end, in billions)
Cash and cash equivalents	36%	(28)%	$46.5	$64.6	$91.1	$63.0	$34.3
Cash and investments segregated	4%	(18)%	44.1	53.5	54.4	53.9	42.3
Receivables from brokerage clients — net	(15)%	(3)%	73.9	76.1	84.1	90.6	86.6
Available for sale securities (3)	(37)%	(11)%	236.5	265.3	272.0	390.1	377.0
Held to maturity securities (3)	N/M	(4)%	96.3	100.1	105.3	—	—
Bank loans — net	28%	2%	40.4	39.6	37.2	34.6	31.6
Total assets	(5)%	(9)%	577.6	637.6	681.0	667.3	607.5
Bank deposits	—	(10)%	395.7	442.0	465.8	443.8	395.3
Payables to brokerage clients	(3)%	(4)%	110.0	114.9	125.3	125.7	113.1
Short-term borrowings	(83)%	(64)%	0.5	1.4	4.2	4.9	3.0
Long-term debt	7%	(1)%	20.8	21.1	21.9	18.9	19.5
Stockholders’ equity	(36)%	(17)%	37.0	44.5	48.1	56.3	57.4
Other
Full-time equivalent employees (at quarter end, in thousands)	9%	—	35.2	35.2	34.2	33.4	32.4
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	10%	(43)%	$193	$339	$209	$431	$176
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.16%	0.15%	0.13%	0.13%
Clients’ Daily Average Trades (DATs) (in thousands)	—	(11)%	5,523	6,227	6,578	6,102	5,549
Number of Trading Days	—	3%	64.0	62.0	62.0	63.5	64.0
Revenue Per Trade (4)	(3)%	15%	$2.63	$2.29	$2.36	$2.62	$2.71

(1) The Company has voting and nonvoting common stock outstanding. As the participation rights, including dividend and liquidation rights, are identical between the voting and nonvoting stock classes, basic and diluted earnings per share are the same for each class.
(2) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(3) In January 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part I – Item 1 – Note 4 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.
(4) Revenue per trade is calculated as trading revenue divided by DATs multiplied by the number of trading days.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2022			2021			2022			2021
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$53,127	$294	2.16%	$38,732	$11	0.12%	$63,598	$461	0.95%	$39,848	$27	0.09%
Cash and investments segregated	49,554	214	1.69%	42,617	5	0.04%	50,891	308	0.80%	43,914	19	0.06%
Receivables from brokerage clients	72,751	912	4.91%	80,873	628	3.04%	78,630	2,244	3.76%	74,831	1,800	3.17%
Available for sale securities (1,2)	273,968	1,161	1.69%	362,204	1,187	1.30%	281,897	3,196	1.51%	348,477	3,381	1.29%
Held to maturity securities (2)	97,568	345	1.41%	—	—	—	100,890	1,062	1.40%	—	—	—
Bank loans	39,984	300	2.99%	30,235	161	2.12%	38,238	717	2.50%	27,336	448	2.18%
Total interest-earning assets	586,952	3,226	2.17%	554,661	1,992	1.42%	614,144	7,988	1.73%	534,406	5,675	1.41%
Securities lending revenue		124			159			383			557
Other interest revenue		7			2			15			4
Total interest-earning assets	$586,952	$3,357	2.26%	$554,661	$2,153	1.54%	$614,144	$8,386	1.81%	$534,406	$6,236	1.55%
Funding sources
Bank deposits	$420,132	$241	0.23%	$384,561	$14	0.01%	$440,801	$285	0.09%	$371,974	$40	0.01%
Payables to brokerage clients	96,802	41	0.17%	92,498	3	0.01%	101,472	47	0.06%	89,087	7	0.01%
Short-term borrowings	708	4	1.95%	3,485	3	0.34%	2,656	12	0.60%	2,617	6	0.32%
Long-term debt	21,024	131	2.49%	19,030	99	2.10%	20,673	363	2.34%	17,225	281	2.18%
Total interest-bearing liabilities	538,666	417	0.31%	499,574	119	0.09%	565,602	707	0.17%	480,903	334	0.09%
Non-interest-bearing funding sources	48,286			55,087			48,542			53,503
Securities lending expense		13			4			28			16
Other interest expense		1			—			(2)			(2)
Total funding sources	$586,952	$431	0.29%	$554,661	$123	0.09%	$614,144	$733	0.16%	$534,406	$348	0.09%
Net interest revenue		$2,926	1.97%		$2,030	1.45%		$7,653	1.65%		$5,888	1.46%
(1) Amounts have been calculated based on amortized cost.
(2) In January 2022, the Company transferred a portion of its investment securities designated as available for sale to the held to maturity category, as described in Part I – Item 1 – Note 4 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions, except ratios or as noted)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2022			2021			2022			2021
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$184,834	$132	0.28%	$149,508	$112	0.30%	$158,525	$340	0.29%	$158,749	$348	0.29%
Fee waivers		—			(83)			(57)			(246)
Schwab money market funds	184,834	132	0.28%	149,508	29	0.08%	158,525	283	0.24%	158,749	102	0.09%
Schwab equity and bond funds, ETFs, and collective trust funds (CTFs)	422,711	89	0.08%	441,344	99	0.09%	436,928	278	0.09%	411,312	279	0.09%
Mutual Fund OneSource® and other non- transaction fee funds	183,019	139	0.30%	234,582	188	0.32%	196,032	453	0.31%	228,643	540	0.32%
Other third-party mutual funds and ETFs	747,676	160	0.08%	918,363	187	0.08%	805,204	510	0.08%	888,003	533	0.08%
Total mutual funds, ETFs, and CTFs (1)	$1,538,240	520	0.13%	$1,743,797	503	0.11%	$1,596,689	1,524	0.13%	$1,686,707	1,454	0.12%
Advice solutions (1)
Fee-based	$431,276	452	0.42%	$463,827	511	0.44%	$446,979	1,409	0.42%	$445,521	1,469	0.44%
Non-fee-based	85,567	—	—	90,649	—	—	87,528	—	—	87,758	—	—
Total advice solutions	$516,843	452	0.35%	$554,476	511	0.37%	$534,507	1,409	0.35%	$533,279	1,469	0.37%
Other balance-based fees (2)	537,809	58	0.04%	632,806	68	0.04%	573,733	186	0.04%	604,995	195	0.04%
Other (3)		17			19			48			46
Total asset management and administration fees		$1,047			$1,101			$3,167			$3,164
(1) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Wealth AdvisoryTM, Schwab Managed PortfoliosTM, Managed Account Select®, Schwab Advisor Network®, Windhaven Strategies®, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, Schwab Intelligent Portfolios Premium®, TD Ameritrade AdvisorDirect®, Essential Portfolios, Selective Portfolios, and Personalized Portfolios; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(2) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(3) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q3-22 % Change		2022			2021
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-21	Q2-22	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	—	(9)%	$501.4	$552.5	$584.3	$566.1	$503.9
Bank deposit account balances	(9)%	(10)%	139.6	155.6	154.8	158.5	153.3
Proprietary mutual funds (Schwab Funds® and Laudus Funds®) and CTFs
Money market funds (1)	43%	33%	211.1	159.2	143.1	146.5	147.7
Equity and bond funds and CTFs (2)	(15)%	(5)%	141.5	149.5	175.8	183.1	167.4
Total proprietary mutual funds and CTFs	12%	14%	352.6	308.7	318.9	329.6	315.1
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	(23)%	(8)%	181.5	196.6	235.5	234.9	234.7
Mutual fund clearing services	(36)%	(5)%	175.3	184.4	235.4	254.2	271.9
Other third-party mutual funds (4)	(24)%	(7)%	1,105.7	1,189.4	1,383.3	1,497.7	1,450.1
Total Mutual Fund Marketplace	(25)%	(7)%	1,462.5	1,570.4	1,854.2	1,986.8	1,956.7
Total mutual fund assets	(20)%	(3)%	1,815.1	1,879.1	2,173.1	2,316.4	2,271.8
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	(8)%	(2)%	232.2	237.7	268.5	271.8	251.6
Other third-party ETFs	(8)%	(3)%	1,094.6	1,129.0	1,270.6	1,296.4	1,183.7
Total ETF assets	(8)%	(3)%	1,326.8	1,366.7	1,539.1	1,568.2	1,435.3
Equity and other securities	(18)%	(4)%	2,451.3	2,548.5	3,131.1	3,259.8	2,976.7
Fixed income securities	35%	19%	481.5	403.5	360.7	356.4	356.8
Margin loans outstanding	(15)%	(3)%	(71.5)	(73.4)	(81.0)	(87.4)	(83.8)
Total client assets	(13)%	(3)%	$6,644.2	$6,832.5	$7,862.1	$8,138.0	$7,614.0
Client assets by business
Investor Services	(15)%	(3)%	$3,508.1	$3,598.7	$4,235.5	$4,400.7	$4,137.7
Advisor Services	(10)%	(3)%	3,136.1	3,233.8	3,626.6	3,737.3	3,476.3
Total client assets	(13)%	(3)%	$6,644.2	$6,832.5	$7,862.1	$8,138.0	$7,614.0
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (5)	(5)%	N/M	$55.1	$8.8	$54.6	$33.4	$57.9
Advisor Services	(27)%	72%	59.5	34.6	65.9	101.2	81.1
Total net new assets	(18)%	164%	$114.6	$43.4	$120.5	$134.6	$139.0
Net market gains (losses)			(302.9)	(1,073.0)	(396.4)	389.4	(99.8)
Net growth (decline)			$(188.3)	$(1,029.6)	$(275.9)	$524.0	$39.2
New brokerage accounts (in thousands, for the quarter ended)	(24)%	(12)%	897	1,014	1,202	1,318	1,178
Client accounts (in thousands)
Active brokerage accounts (6)	4%	—	33,875	33,896	33,577	33,165	32,675
Banking accounts	7%	2%	1,696	1,669	1,641	1,614	1,580
Corporate retirement plan participants	4%	1%	2,305	2,275	2,246	2,200	2,207

(1) Total client assets in purchased money market funds are located at: https://www.aboutschwab.com/investor-relations.
(2) Includes balances held on and off the Schwab platform. As of September 30, 2022, off-platform equity and bond funds, CTFs, and ETFs were $20.7 billion, $4.5 billion, and $89.6 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) As of September 30, 2022, third-party money funds were $3.6 billion.
(5) Second quarter of 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client. Fourth quarter of 2021 includes outflows of $27.6 billion from mutual fund clearing services clients.
(6) Third quarter of 2022 includes the company-initiated closure of approximately 152 thousand low-balance accounts.
N/M Not meaningful. Percentage changes greater than 200% are presented as not meaningful.

The Charles Schwab Corporation Monthly Activity Report For September 2022

	2021				2022									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average®	33,844	35,820	34,484	36,338	35,132	33,893	34,678	32,977	32,990	30,775	32,845	31,510	28,726	(9)%	(15)%
Nasdaq Composite®	14,449	15,498	15,538	15,645	14,240	13,751	14,221	12,335	12,081	11,029	12,391	11,816	10,576	(10)%	(27)%
Standard & Poor’s® 500	4,308	4,605	4,567	4,766	4,516	4,374	4,530	4,132	4,132	3,785	4,130	3,955	3,586	(9)%	(17)%
Client Assets (in billions of dollars)
Beginning Client Assets	7,838.2	7,614.0	7,982.3	7,918.3	8,138.0	7,803.8	7,686.6	7,862.1	7,284.4	7,301.7	6,832.5	7,304.8	7,127.6
Net New Assets (1)	42.9	22.9	31.4	80.3	33.6	40.6	46.3	(9.2)	32.8	19.8	31.5	43.3	39.8	(8)%	(7)%
Net Market Gains (Losses)	(267.1)	345.4	(95.4)	139.4	(367.8)	(157.8)	129.2	(568.5)	(15.5)	(489.0)	440.8	(220.5)	(523.2)
Total Client Assets (at month end)	7,614.0	7,982.3	7,918.3	8,138.0	7,803.8	7,686.6	7,862.1	7,284.4	7,301.7	6,832.5	7,304.8	7,127.6	6,644.2	(7)%	(13)%
Core Net New Assets (2)	42.9	36.8	45.1	80.3	33.6	40.6	46.3	(9.2)	32.8	40.6	31.5	43.3	39.8	(8)%	(7)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	530.1	548.3	543.1	559.2	541.9	533.7	538.9	509.3	513.0	483.8	514.8	499.2	466.6	(7)%	(12)%
Advisor Services (3)	3,253.2	3,399.8	3,374.3	3,505.2	3,382.4	3,342.5	3,404.6	3,190.5	3,213.8	3,040.4	3,222.5	3,150.5	2,950.9	(6)%	(9)%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	32,675	32,796	32,942	33,165	33,308	33,421	33,577	33,759	33,822	33,896	33,934	33,984	33,875	—	4%
Banking Accounts	1,580	1,593	1,608	1,614	1,628	1,641	1,641	1,652	1,658	1,669	1,680	1,690	1,696	—	7%
Corporate Retirement Plan Participants	2,207	2,213	2,198	2,200	2,216	2,235	2,246	2,261	2,275	2,275	2,267	2,285	2,305	1%	4%
Client Activity
New Brokerage Accounts (in thousands)	374	397	448	473	426	356	420	386	323	305	278	332	287	(14)%	(23)%
Client Cash as a Percentage of Client Assets (5)	10.8%	10.4%	10.5%	10.9%	11.3%	11.5%	11.4%	11.9%	12.0%	12.8%	12.0%	12.1%	12.9%	80 bp	210 bp
Derivative Trades as a Percentage of Total Trades	23.1%	22.5%	23.4%	23.0%	22.4%	24.0%	22.4%	21.9%	22.6%	22.3%	24.2%	23.3%	23.6%	30 bp	50 bp
Selected Average Balances (in millions of dollars)
Average Interest-Earning Assets (6)	565,379	574,181	584,362	605,709	622,997	629,042	644,768	636,668	620,157	614,100	605,751	586,154	568,351	(3)%	1%
Average Margin Balances	81,705	83,835	87,311	88,328	86,737	84,354	81,526	83,762	78,841	74,577	72,177	72,855	73,224	1%	(10)%
Average Bank Deposit Account Balances (7)	152,330	154,040	153,877	154,918	157,706	153,824	155,657	152,653	154,669	155,306	154,542	148,427	141,198	(5)%	(7)%
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (8,9) (in millions of dollars)
Equities	7,596	8,840	13,099	11,519	7,384	9,371	14,177	(786)	1,889	(1,586)	5,589	10,465	(2,662)
Hybrid	335	81	308	(1,207)	(367)	(478)	(497)	(529)	(1,718)	(1,054)	(2,041)	(783)	(938)
Bonds	6,232	4,425	4,097	5,600	1,804	(1,973)	(7,851)	(6,933)	(6,121)	(5,631)	729	(141)	(5,801)
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (8)	(308)	302	189	(2,859)	(4,961)	(6,318)	(11,888)	(16,657)	(20,761)	(16,258)	(8,674)	(7,117)	(15,200)
Exchange-Traded Funds (9)	14,471	13,044	17,315	18,771	13,782	13,238	17,717	8,409	14,811	7,987	12,951	16,658	5,799
Money Market Funds	(1,512)	(451)	(1,725)	(144)	(1,984)	(1,086)	(1,344)	(3,430)	7,106	11,544	13,711	19,702	17,018
Note: Certain supplemental details related to the information above can be found at: https://www.aboutschwab.com/financial-reports.
(1) June 2022 includes an outflow of $20.8 billion from a mutual fund clearing services client. November 2021 includes an outflow of $13.7 billion from a mutual fund clearing services client. October 2021 includes an outflow of $13.9 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) September 2022 includes the company-initiated closure of 152 thousand low-balance accounts.
(5) Schwab One®, certain cash equivalents, bank deposits, third-party bank deposit accounts, and money market fund balances as a percentage of total client assets.
(6) Represents average total interest-earning assets on the company’s balance sheet.
(7) Represents average TD Ameritrade clients’ uninvested cash sweep account balances held in deposit accounts at third-party financial institutions.
(8) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(9) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
In addition to disclosing financial results in accordance with generally accepted accounting principles in the U.S. (GAAP), Schwab’s third quarter earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide useful supplemental information about the financial performance of the Company, and facilitate meaningful comparison of Schwab’s results in the current period to both historic and future results. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may not be comparable to non-GAAP financial measures presented by other companies.

Schwab’s use of non-GAAP measures is reflective of certain adjustments made to GAAP financial measures as described below.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Investors and Uses by Management
Acquisition and integration-related costs and amortization of acquired intangible assets	Schwab adjusts certain GAAP financial measures to exclude the impact of acquisition and integration-related costs incurred as a result of the Company’s acquisitions, amortization of acquired intangible assets, and, where applicable, the income tax effect of these expenses.

Adjustments made to exclude amortization of acquired intangible assets are reflective of all acquired intangible assets, which were recorded as part of purchase accounting. These acquired intangible assets contribute to the Company’s revenue generation. Amortization of acquired intangible assets will continue in future periods over their remaining useful lives.	We exclude acquisition and integration-related costs and amortization of acquired intangible assets for the purpose of calculating certain non-GAAP measures because we believe doing so provides additional transparency of Schwab’s ongoing operations, and is useful in both evaluating the operating performance of the business and facilitating comparison of results with prior and future periods.

Acquisition and integration-related costs fluctuate based on the timing of acquisitions and integration activities, thereby limiting comparability of results among periods, and are not representative of the costs of running the Company’s ongoing business. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of the Company’s underlying operating performance.
Return on tangible common equity	Return on tangible common equity represents annualized adjusted net income available to common stockholders as a percentage of average tangible common equity. Tangible common equity represents common equity less goodwill, acquired intangible assets — net, and related deferred tax liabilities.	Acquisitions typically result in the recognition of significant amounts of goodwill and acquired intangible assets. We believe return on tangible common equity may be useful to investors as a supplemental measure to facilitate assessing capital efficiency and returns relative to the composition of Schwab’s balance sheet.

The Company also uses adjusted diluted EPS and return on tangible common equity as components of performance criteria for employee bonus and certain executive management incentive compensation arrangements. The Compensation Committee of CSC’s Board of Directors maintains discretion in evaluating performance against these criteria.

THE CHARLES SCHWAB CORPORATION
Non-GAAP Financial Measures
(In millions, except ratios and per share amounts)
(Unaudited)
The tables below present reconciliations of GAAP measures to non-GAAP measures:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income	Total Expenses Excluding Interest	Net Income
Total expenses excluding interest (GAAP), Net income (GAAP)	$2,823	$2,020	$2,559	$1,526	$8,475	$5,215	$8,122	$4,275
Acquisition and integration-related costs (1)	(101)	101	(104)	104	(291)	291	(367)	367
Amortization of acquired intangible assets	(152)	152	(153)	153	(460)	460	(461)	461
Income tax effects (2)	N/A	(62)	N/A	(61)	N/A	(183)	N/A	(208)
Adjusted total expenses (non-GAAP), Adjusted net income (non-GAAP)	$2,570	$2,211	$2,302	$1,722	$7,724	$5,783	$7,294	$4,895
(1) Acquisition and integration-related costs for the three and nine months ended September 30, 2022 primarily consist of $57 million and $166 million of compensation and benefits, $36 million and $102 million of professional services, and $6 million and $14 million of occupancy and equipment. Acquisition and integration-related costs for the three and six months ended September 30, 2021 primarily consist of $58 million and $227 million of compensation and benefits, $35 million and $99 million of professional services, and $7 million and $30 million of occupancy and equipment.
(2) The income tax effects of the non-GAAP adjustments are determined using an effective tax rate reflecting the exclusion of non-deductible acquisition costs and are used to present the acquisition and integration-related costs and amortization of acquired intangible assets on an after-tax basis.
N/A Not applicable.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues	Amount	% of Total Net Revenues
Income before taxes on income (GAAP), Pre-tax profit margin (GAAP)	$2,677	48.7%	$2,011	44.0%	$6,790	44.5%	$5,690	41.2%
Acquisition and integration-related costs	101	1.8%	104	2.3%	291	1.9%	367	2.7%
Amortization of acquired intangible assets	152	2.8%	153	3.3%	460	3.0%	461	3.3%
Adjusted income before taxes on income (non-GAAP), Adjusted pre-tax profit margin (non-GAAP)	$2,930	53.3%	$2,268	49.6%	$7,541	49.4%	$6,518	47.2%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS
Net income available to common stockholders (GAAP), Earnings per common share — diluted (GAAP)	$1,884	$.99	$1,406	$.74	$4,814	$2.53	$3,911	$2.06
Acquisition and integration-related costs	101.05		104.05		291.15		367.19
Amortization of acquired intangible assets	152.08		153.08		460.24		461.24
Income tax effects	(62)	(.02)	(61)	(.03)	(183)	(.09)	(208)	(.10)
Adjusted net income available to common stockholders (non-GAAP), Adjusted diluted EPS (non-GAAP)	$2,075	$1.10	$1,602	$.84	$5,382	$2.83	$4,531	$2.39

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Return on average common stockholders’ equity (GAAP)	25%	12%	18%	11%
Average common stockholders’ equity	$30,282	$47,492	$36,526	$47,908
Less: Average goodwill	(11,951)	(11,952)	(11,952)	(11,952)
Less: Average acquired intangible assets — net	(8,999)	(9,609)	(9,151)	(9,762)
Plus: Average deferred tax liabilities related to goodwill and acquired intangible assets — net	1,848	1,895	1,867	1,913
Average tangible common equity	$11,180	$27,826	$17,290	$28,107
Adjusted net income available to common stockholders (1)	$2,075	$1,602	$5,382	$4,531
Return on tangible common equity (non-GAAP)	74%	23%	42%	21%
(1) See table above for the reconciliation of net income available to common stockholders to adjusted net income available to common stockholders (non-GAAP).